Exhibit 99.1

AMMO, Inc. Reports Second Quarter 2023 Financial Results

SCOTTSDALE, Ariz., Nov. 14th, 2022 (GLOBE NEWSWIRE) — AMMO, Inc. (Nasdaq: POWW, POWWP) (“AMMO” or the “Company”), the owner of GunBroker.com, the largest online marketplace serving the firearms and shooting sports industries, and a leading vertically integrated producer of high-performance ammunition and components, today reported results for its second quarter of fiscal 2023, ended September 30, 2022.

Second Quarter Fiscal 2023 vs. First Quarter Fiscal 2022

●	Net Revenues decreased 21% to $48.3 million.
●	Gross profit margin of approximately 26.6%.
●	Adjusted EBITDA of $8.2 million compared to $24.0 million.
●	Net loss of ($0.8) million, compared to net income of $14.1 million.
●	Diluted EPS of ($0.01), compared to $0.11.
●	Adjusted EPS of $0.05, compared to $0.17.

GunBroker.com “Marketplace” Metrics – Second Quarter 2023

●	Marketplace revenue of approximately $14.6 million.
●	New user growth averaged 36,000 per month.
●	Average take rate increased to 5.3% compared to 5.0% in fiscal 2022.

“This past quarter witnessed AMMO’s on-time and within budget grand opening of its new 185,000 square foot Wisconsin manufacturing facility. Our new plant is running smoothly, and we are diligently working to bring it to its full operational production capacity, to meet commercial demand and satisfy the understandably stringent technical and timeline requirements set out by our US military partners. Additionally, we continue on our charted path to strategically and continually optimize the GunBroker.com Marketplace to ensure it fully addresses our customers’ needs while leveraging that amazing platform to drive more revenue and increase earnings quarter over quarter. We are also pleased to have resolved the proxy contest issues and double the teams’ focus on the operational and financial tasks at hand. Namely, to provide optimal shareholder value as we endeavor to continue to position ourselves as leaders in the ammunition and firearms business, both as a manufacturer and operator of the premier outdoor and shooting sports Marketplace”, commented Fred Wagenhals, AMMO’s Chairman and CEO.

Second Quarter 2023 Results

We ended our second fiscal quarter increasing our ending cash by nearly 25% to $29 million. Current assets increased to approximately to $133M, while decreasing current liabilities to $32M. In total for the quarter, we had $424M in total assets, $47M in Liabilities and $377M in shareholders equity. This compares to our most recent year-end with $414M in total assets, $40M in Liabilities and $374M in shareholders equity.

Total revenues for the second fiscal quarter were approximately $48.3M in comparison to approximately $61M in the prior year quarter - this was a decrease of 21% from the prior year quarter.

This decrease is in line with the industry decline of our peers of 23% quarter over quarter. The performance of our manufacturing operations has softened with the market and the move into our new facility brought production offline for a longer period than originally anticipated, notwithstanding extensive planning undertaken months in advance of the plant move. GunBroker.com also saw a softening in the marketplace revenue as well of approximately 13%.

Our COGS was approximately $35.5M for the quarter compared to $34.8M in the comparable prior year quarter. In this quarter, the manufacturing operations were forced to absorb a significant increase in commodity pricing across the board, coupled with a dramatic increase in shipping costs. We have seen commodity pricing beginning to fall to a more “new” normalized level which we believe should have a significant impact on margin in our fourth fiscal quarter. Accordingly, this resulted in a gross margin of $12.8M compared to $26.2M.

Coupled with the reduction in sales, the Company also faced impactful one-time like legal expenses related to the proxy contest as well as increased expenses related to the following:

●	Higher commodity costs
●	Substantially increased freight costs
●	Stock compensation
●	Corporate insurance, and
●	Payroll

We will also unfortunately see increased legal expenses, advisory service billings and other expenses impact us next quarter directly related to the proxy contest.

For the quarter, we recorded Adjusted EBITDA of approximately $8.2M, compared to prior year quarter Adjusted EBITDA of $20.1M. This resulted in a loss per share of $0.01 or adjusted net Income per share of $0.05 in comparison to earnings per share of $0.11 and adjusted net income per share of $0.17.

To address these increased costs, we have already implemented expense reductions of approximately $5M in savings on an annualized basis for payroll related expenses. We are continuing to make cost cutting measures that we believe will not impact future growth of our Company. At the same time, AMMO and the market expect to see the stabilization of commodity pricing while our new plant continues to measurably increase production capacity from approximately 400M rounds at the end of our most recent fiscal year to rounds to approximately 1 Billion rounds and better absorb manufacturing related expenses which drive down cost of goods and thus increase gross profit. These reductions are designed to benefit both our profit margin and net income.

Also, as you have seen in our recent public announcements, we are implementing several marketplace enhancements at GunBroker.com which are designed to drive revenue and gross profit while significantly improving the users’ overall experience such as in-house ACH/Credit card processing, loyalty programs, data analytics offerings, as well as carting ability on the site. Management has been working on these leveraging opportunities and a suite of others since the acquisition of GunBroker.com

Outlook

We are reducing our guidance for our 2023 Fiscal Year to revenues in the range of $220 million to $240 million, EBITDA in the range of $30 million to $40 million and Adjusted EBITDA in the range of $50 million to $60 million.

Conference Call

Management will host a conference call to discuss the Company’s Fiscal second quarter 2023 results at 5:00 p.m. ET today, November 14th, 2022.

Investors interested in participating in the live conference call or audio-only webcast, may join by dialing 1-866-777-2509 (domestic), 1-412-317-5413 (international), or via webcast https://dpregister.com/sreg/10172810/f4f769018a. Please join at least 5-10 minutes prior to the scheduled start and follow the operator’s instructions. When requested, please ask for “AMMO, Inc. Second Quarter 2023 Conference Call.”

About AMMO, Inc.

With its corporate offices headquartered in Scottsdale, Arizona, AMMO designs and manufactures products for a variety of aptitudes, including law enforcement, military, sport shooting and self-defense. The Company was founded in 2016 with a vision to change, innovate and invigorate the complacent munitions industry. AMMO promotes branded munitions as well as its patented STREAK™ Visual Ammunition, /stelTH/™ subsonic munitions, and specialty rounds for military use via government programs. For more information, please visit: www.ammo-inc.com.

About GunBroker.com

GunBroker.com is the largest online marketplace dedicated to firearms, hunting, shooting and related products. Aside from merchandise bearing its logo, GunBroker.com currently sells none of the items listed on its website. Third-party sellers list items on the site and Federal and state laws govern the sale of firearms and other restricted items. Ownership policies and regulations are followed using licensed firearms dealers as transfer agents. Launched in 1999, GunBroker.com is an informative, secure and safe way to buy and sell firearms, ammunition, air guns, archery equipment, knives and swords, firearms accessories and hunting/shooting gear online. GunBroker.com promotes responsible ownership of guns and firearms. For more information, please visit: www.gunbroker.com.

Forward Looking Statements

This document contains certain “forward-looking statements”. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies, goals and objectives of management for future operations; any statements concerning proposed new products and services or developments thereof; any statements regarding future economic conditions or performance; any statements or belief; and any statements of assumptions underlying any of the foregoing.

Forward looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words, or the negative thereof. These forward-looking statements present our estimates and assumptions only as of the date of this report. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We do not undertake to update forward-looking statements to reflect the impact of circumstances or events that arise after the dates they are made. You should, however, consult further disclosures and risk factors we include in Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Reports filed on Form 8-K.

Investor Contact:
CoreIR
Phone: (212) 655-0924
IR@ammo-inc.com

AMMO, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2022	March 31, 2022
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$29,004,539	$23,281,475
Accounts receivable, net	30,430,044	43,955,084
Due from related parties	6,000	15,000
Inventories	68,607,008	59,016,152
Prepaid expenses	4,328,855	3,423,925
Current portion of restricted cash	500,000	-
Total Current Assets	132,876,446	129,691,636

Property and Equipment, net	53,786,118	37,637,806

Other Assets:
Deposits	8,701,667	11,360,322
Restricted cash, net of current portion	500,000	-
Patents, net	5,279,486	5,526,218
Other intangible assets, net	130,013,599	136,300,387
Goodwill	90,870,094	90,870,094
Right of use assets – operating leases	2,393,817	2,791,850
TOTAL ASSETS	$424,421,227	$414,178,313

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$23,799,668	$26,817,083
Factoring liability	794,389	485,671
Accrued liabilities	5,019,029	6,178,814
Inventory credit facility	-	825,675
Current portion of operating lease liability	836,544	831,429
Current portion of note payable related party	531,397	684,639
Current portion of construction note payable	243,372	-
Insurance premium note payable	701,336	-
Total Current Liabilities	31,925,735	35,823,311

Long-term Liabilities:
Contingent consideration payable	178,896	204,142
Notes payable related party, net of current portion	-	181,132
Construction note payable, net of unamortized issuance costs	10,616,164	38,330
Operating lease liability, net of current portion	1,683,052	2,091,351
Deferred income tax liability	2,353,791	1,536,481
Total Liabilities	46,757,638	39,874,747

Shareholders’ Equity:
Series A cumulative perpetual preferred Stock 8.75%, ($25.00 per share, $0.001 par value) 1,400,000 shares issued and outstanding as of September 30, 2022 and March 31, 2022, respectively	1,400	1,400
Common stock, $0.001 par value, 200,000,000 shares authorized 117,274,755 and 116,485,747 shares issued and outstanding at September 30, 2022 and March 31, 2022, respectively	117,275	116,487
Additional paid-in capital	387,892,917	385,426,431
Accumulated deficit	(10,348,003)	(11,240,752)
Total Shareholders’ Equity	377,663,589	374,303,566
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$424,421,227	$414,178,313

AMMO, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021

Net Revenues
Ammunition sales	$29,386,969	$40,208,402	$70,356,852	$68,560,182
Marketplace revenue	14,562,694	16,777,216	31,067,640	29,049,282
Casing sales	4,338,896	4,016,467	7,620,093	7,868,953
	48,288,559	61,002,085	109,044,585	105,478,417

Cost of Revenues	35,452,850	34,786,017	78,073,214	60,291,455
Gross Profit	12,835,709	26,216,068	30,971,371	45,186,962

Operating Expenses
Selling and marketing	1,068,501	1,550,394	2,976,671	2,716,243
Corporate general and administrative	5,055,699	4,082,236	10,084,996	7,238,833
Employee salaries and related expenses	3,923,700	2,647,108	6,708,798	5,003,981
Depreciation and amortization expense	3,291,322	3,708,012	6,641,678	6,319,073
Total operating expenses	13,339,222	11,987,750	26,412,143	21,278,130
Income/(Loss) from Operations	(503,513)	14,228,318	4,559,228	23,908,832

Other Expenses
Other income	5,098	-	198,596	21,425
Interest expense	(97,265)	(112,806)	(217,752)	(278,085)
Total other income/(expense)	(92,167)	(112,806)	(19,156)	(256,660)

Income/(Loss) before Income Taxes	(595,680)	14,115,512	4,540,072	23,652,172

Provision for Income Taxes	207,827	-	2,090,552	-

Net Income/(Loss)	(803,507)	14,115,512	2,449,520	23,652,172

Preferred Stock Dividend	(782,639)	(782,639)	(1,556,771)	(1,120,384)

Net Income/(Loss) Attributable to Common Stock Shareholders	$(1,586,146)	$13,332,873	$892,749	$22,531,788

Net Income/(Loss) per share
Basic	$(0.01)	$0.12	$0.01	$0.21
Diluted	$(0.01)	$0.11	$0.01	$0.20

Weighted average number of shares outstanding
Basic	116,927,607	113,174,363	116,744,972	109,545,553
Diluted	116,927,607	116,721,949	118,063,619	112,848,821

Non-GAAP Financial Measures

We analyze operational and financial data to evaluate our business, allocate our resources, and assess our performance. In addition to total net sales, net income, and other results under accounting principles generally accepted in the United States (“GAAP”), the following information includes key operating metrics and non-GAAP financial measures we use to evaluate our business. We believe these measures are useful for period-to-period comparisons of the Company. We have included these non-GAAP financial measures in this Quarterly Report on Form 10-Q because they are key measures we use to evaluate our operational performance, produce future strategies for our operations, and make strategic decisions, including those relating to operating expenses and the allocation of our resources. Accordingly, we believe these measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors.

	For the Three Months Ended		For the Six Months Ended
	30-Sep-22	30-Sep-21	30-Sep-22	30-Sep-21

Reconciliation of GAAP net income to Adjusted EBITDA
Net Income (Loss)	$(803,507)	$14,115,512	$2,449,520	$23,652,172
Provision for Income Taxes	207,827	-	2,090,552	-
Depreciation and amortization	4,294,845	4,667,957	8,594,968	8,154,748
Excise Taxes	2,435,051	3,937,118	6,147,392	6,334,889
Interest expense, net	97,265	112,806	217,752	278,085
Employee stock awards	1,176,375	1,153,625	2,351,438	1,853,125
Stock grants	43,750	65,098	91,594	132,012
Other income, net	(5,098)	-	(198,596)	(21,425)
Contingent consideration fair value	(23,944)	(3,444)	(25,246)	(60,082)
Proxy contention fees	741,131	-	741,131	-
Adjusted EBITDA	$8,163,695	$24,048,672	$22,460,505	$40,323,524

	For the Three Months Ended
	30-Sept-22		30-Sept-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income/(Loss)	$(803,507)	$(0.01)	$14,115,512	$0.12
Provision for income taxes	207,827	-	-	-
Depreciation and amortization	4,294,845	0.04	4,667,957	0.04
Interest expense, net	97,265	-	112,806	-
Employee stock awards	1,176,375	0.01	1,153,625	0.01
Stock grants	43,750	-	65,098	-
Other income, net	(5,098)	-	-	-
Contingent consideration fair value	(23,944)	-	(3,444)	-
Proxy contention fees	741,131	0.01	-	-
Adjusted Net Income	$5,728,644	$0.05	$20,111,554	$0.17

	For the Six Months Ended
	30-Sept-22		30-Sept-21
Reconciliation of GAAP net income to Fully Diluted EPS
Net Income	$2,449,520	$0.02	$23,652,172	$0.21
Depreciation and amortization	2,090,552	0.02	-	-
Provision for income taxes	8,594,968	0.07	8,154,748	0.07
Interest expense, net	217,752	-	278,085	-
Employee stock awards	2,351,438	0.02	1,853,125	0.02
Stock grants	91,594	-	132,012	-
Other income, net	(198,596)	-	(21,425)	-
Contingent consideration fair value	(25,246)	-	(60,082)	-
Proxy contention fees	741,131	0.01	-	-
Adjusted Net Income	$16,313,113	$0.14	$33,988,635	$0.30

	For the Three Months Ended September 30,		For the Six Months Ended September 30,
	2022	2021	2022	2021
Weighted average number of shares outstanding
Basic	116,927,607	113,174,363	116,744,972	109,545,553
Diluted	118,265,167	116,721,949	118,063,619	112,848,821